UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2019

CORMEDIX INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34673	20-5894890
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Connell Drive, Suite 5000 Berkeley Heights, NJ	07922
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 517-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2, below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	CRMD	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Exchange Agreement

On August 14, 2019, CorMedix Inc. (the “Company”) entered into a securities exchange agreement (the “Exchange Agreement”) with Elliott Associates, L.P., Elliott International, L.P, and Manchester Securities Corp. (together “Elliott”), its largest investor, pursuant to which the Company agreed to exchange certain outstanding securities of the Company (the “Exchanged Securities”) together with an aggregate cash payment of $2,000,000 for 100,000 shares of a new series of convertible preferred stock of the Company designated as Series G Preferred Stock, $0.001 par value (the “Series G Preferred Stock”). The Exchanged Securities, which in the aggregate are exercisable or convertible for 5,017,769 shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), consist of (i) all of the shares of the Company’s Series C-2 Preferred Stock, Series D Preferred Stock and Series F Preferred Stock held by Elliott in the amounts set forth in the Exchange Agreement, which shares of preferred stock are convertible into an aggregate of 3,064,985 shares of Common Stock, (ii) all of the warrants (“Warrants”) held by Elliott, which Warrants represent the right to purchase up to an aggregate of 892,972 shares of Common Stock, and (iii) all of the 10% Senior Secured Convertible Notes issued on December 31, 2018 held by Elliott, with an aggregate principal amount of $7,879,688, including accrued interest compounded quarterly of $379,688, which are convertible into 1,059,812 shares of Common Stock as of June 30 2019. No shares of Series G Preferred Stock will be issued in exchange for the surrender and cancellation of the Series E Warrants owned by Elliott, which are exercisable for 40,000 shares of Common Stock, which will be cancelled upon delivery to the Company. The Exchanged Securities, other than the Series E Warrants, will be cancelled upon delivery of such Exchanged Securities by the respective holders to the Company and the issuance of the Series G Preferred Stock to such holders.

Other than with respect to conversion price, liquidation preference, voting rights and certain modifications to the restrictive covenants contained therein as set forth in the Exchange Agreement, the Series G Preferred Stock will have substantially the same terms as the Company’s outstanding Series E Non-Voting Convertible Preferred Stock, $0.001 par value (the “Series E Preferred Stock”). The Series G Preferred Stock will be convertible, at the option of the holders thereof, into up to 5,560,138 shares of Common Stock in the aggregate at a conversion price of $3.37 per share. However, Elliott will be prohibited from converting the Series G Preferred Stock into shares of Common Stock to the extent that, as a result of such conversion, Elliott would own more than 4.99% of the total number of shares of Common Stock then issued and outstanding. Shares of the Series G Preferred Stock will have an aggregate liquidation preference of $18,736,452 and will initially rank pari passu with the Company’s outstanding Series C-3 Non-Voting Convertible Preferred Stock, $0.001 par value (the “Series C-3 Preferred Stock”) (subject to the Company obtaining any consent, waiver or other authorization from the holders of the Series C-3 Convertible Preferred Stock necessary for the subordination of the Series C-3 Convertible Preferred Stock to the Series G Preferred Stock, in each case, as to distributions of assets upon the Company’s liquidation, dissolution or winding up whether voluntarily or involuntarily) and the Series E Preferred Stock. If at any time prior to the 18-month anniversary of the issuance of the Series G Preferred Stock the Common Stock trades at or above $11.25 for any 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (the “Trading Price Condition”), a specified number of shares of Series G Preferred Stock, up to a maximum of 2,513 shares of Series G Preferred Stock (which represent the right to convert into up to 139,769 shares of Common Stock), shall be automatically cancelled in accordance with the Exchange Agreement (if the number of shares of Series G Preferred Stock to be clawed back exceeds the number outstanding at such time as a result of prior conversions thereof, the corresponding number of shares of Common Stock into which such number of Series G Preferred Stock converted would be automatically cancelled). The shares of Series G Preferred Stock will be entitled to vote on an as-converted basis with respect to the number of shares of Common Stock into which they are convertible, based upon an assumed conversion price, solely for the purpose of the voting rights, equal to the closing price of the Common Stock on August 14, 2019.

The Series E Preferred Stock, which is owned by Elliott, will be amended to conform certain of the restrictive covenants contained therein to those to be included in the Series G Preferred Stock as set forth in the Exchange Agreement, and to provide the shares of Series E Preferred Stock with similar rights to vote on an as-converted basis.

The Exchange Agreement contains customary representations, warranties and agreements by the Company and other obligations of the parties. The representations, warranties and covenants contained in the Exchange Agreement were made only for purposes of such Exchange Agreement and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Exchange Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties, instead of establishing matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to the investors generally. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company.

The Exchange Agreement provides for a mutual release by the Company and Elliott and resolves all issues relating to any of the Exchanged Securities.

The Series G Preferred Stock to be issued by the Company pursuant to the Exchange Agreement has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company relied and will rely on the private placement exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act and by Rule 506(b) of Regulation D, promulgated by the Securities and Exchange Commission, and on similar exemptions under applicable state laws.

The Company currently anticipates that closing of the issuance of the Series G Preferred Stock (the “Closing”) will take place on or prior to September 15, 2019, subject to the satisfaction of customary closing conditions. The Company and Elliott have agreed to cooperate in good faith and exercise reasonable best efforts to implement the transactions contemplated by the Exchange Agreement, including the amendment and restatement of the Company’s Registration Rights Agreement, dated as of November 9, 2017 by and among the Company and Elliott (the “Amended Registration Rights Agreement”), in order to include the shares of Common Stock currently held by Elliott, and the shares of Common Stock issuable upon conversion of the shares of Series G Preferred Stock and Series E Preferred Stock as registrable securities thereunder and the amendment and restatement of the Amended and Restated Certificate of Designation of the Series E Preferred Stock as described above.

A Special Committee of the Board of the Company, consisting of independent directors with no relationship to Elliott, after consulting with independent financial advisors, determined that the Exchange Agreement was in the best interests of the Company and recommended it to the Board for approval.

No placement agent or underwriter was involved in the transaction, and no placement agent or broker fees are payable by the Company in connection with the transaction. The Company intends to use the cash proceeds of the transaction for general corporate purposes, working capital and capital expenditures. The information contained in this Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the Series G Preferred Stock or any other securities of the Company.

The foregoing descriptions of the Exchange Agreement is only a brief summary of such agreement, does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above are incorporated herein for this Item 3.02.

Item 3.03. Material Modifications to Rights of Security Holders.

The disclosures set forth in Item 1.01 above are incorporated herein for this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures set forth in Item 1.01 above are incorporated herein for this Item 5.03.

Item 8.01. Other Events.

On August 14, 2019, the Company issued a press release titled “CorMedix Inc. Announces Exchange Agreement with its Largest Investor”. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Securities Exchange Agreement, dated August 14, 2019, by and among CorMedix Inc. and each of the entities named therein.

99.1	Press release, dated August 14, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORMEDIX INC.

Date: August 15, 2019	By:	/s/ Robert W. Cook
	Name:	Robert W. Cook
	Title:	Chief Financial Officer

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